FICO Announces Earnings of $1.32 per Share for First Quarter Fiscal 2019

Revenue of $262 million vs. $232 million in prior year

SAN JOSE, Calif., Jan. 30, 2019 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2018.

First Quarter Fiscal 2019 GAAP Results
Net income for the quarter totaled $40.0 million, or $1.32 per share, versus $32.9 million, or $1.04 per share, reported in the prior year period.

Net cash provided by operating activities for the quarter was $48.9 million versus $28.8 million in the prior year period.

FICO adopted the new revenue accounting standard, Topic 606, as of October 1, 2018. Prior period information, including all comparative references, has been adjusted to reflect the adoption of the new standard. Additionally, the financial outlook provided below is based on projected revenue under Topic 606.

First Quarter Fiscal 2019 Non-GAAP Results
Non-GAAP Net Income for the quarter was $43.9 million versus $38.8 million in the prior year period. Non-GAAP EPS for the quarter was $1.45 versus $1.23 in the prior year period. Free cash flow for the quarter was $42.4 million versus $24.7 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

First Quarter Fiscal 2019 GAAP Revenue
The company reported revenues of $262.3 million for the quarter as compared to $232.4 million reported in the prior year period.

"We had a great start to our fiscal 2019," said Will Lansing, chief executive officer. "We are continuing our earnings growth momentum, and are executing our cloud-first strategy."

Revenues for the first quarter of fiscal 2019 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $147.7 million in the first quarter, compared to $140.2 million in the prior year quarter, an increase of 5%, due primarily to increased license and transactional revenues in Falcon Fraud Manager.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $85.7 million in the first quarter, compared to $68.4 million in the prior year quarter, an increase of 25%. B2B revenue increased 36% and B2C revenue increased 9% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $28.9 million in the first quarter compared to $23.8 million in the prior year quarter, an increase of 22%, due primarily to increased license and services revenues related to Decision Management Platform.

Outlook
The company is reiterating its previously provided guidance for fiscal 2019:

Fiscal 2019 Guidance
Revenues	$1.125 billion
GAAP Net Income	$168 million
GAAP EPS	$5.53
Non GAAP Net Income	$209 million
Non GAAP EPS	$6.88

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

CFO Retirement and Transition
Mike Pung has announced that he intends to retire from the company December 31, 2019. Pung will remain CFO until a successor is named and will facilitate a smooth transition. FICO will conduct a comprehensive search for its next CFO with the assistance from a national search firm.

"Mike has been a tremendous business partner and contributor to the success of the company," said Lansing. "While we will miss his steady and thoughtful leadership, we are fortunate to have a strong and experienced finance team in place while we conduct our search."

"It's been an honor serving our shareholders over the past 14 years," said Pung. "I am confident in our strategy and in the leadership team as they continue to pursue the opportunities ahead. FICO has amazing employees, incredible assets, and a bright future."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2019 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through January 30, 2020.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2018	2018
		* As Adjusted
ASSETS:
Current assets:
Cash and cash equivalents	$ 79,896	$ 90,023
Accounts receivable, net	247,566	266,742
Prepaid expenses and other current assets	48,380	39,624
Total current assets	375,842	396,389

Marketable securities and investments	18,889	19,756
Property and equipment, net	46,864	48,837
Goodwill and intangible assets, net	811,703	815,426
Other assets	52,328	50,059
	$ 1,305,626	$ 1,330,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 46,466	$ 51,276
Accrued compensation and employee benefits	55,354	84,292
Deferred revenue	103,527	103,335
Current maturities on debt	228,000	235,000
Total current liabilities	433,347	473,903

Long-term debt	604,157	528,944
Other liabilities	40,227	40,183
Total liabilities	1,077,731	1,043,030

Stockholders' equity	227,895	287,437
	$ 1,305,626	$ 1,330,467

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2018	2017
		* As Adjusted
Revenues:
Transactional and maintenance	$ 194,193	$ 170,403
Professional services	40,808	43,128
License	27,255	18,830
Total revenues	262,256	232,361

Operating expenses:
Cost of revenues	76,066	74,432
Research & development	35,426	28,974
Selling, general and administrative	100,258	90,342
Amortization of intangible assets	1,502	1,788
Total operating expenses	213,252	195,536
Operating income	49,004	36,825
Other expense, net	(11,848)	(5,947)
Income before income taxes	37,156	30,878
Provision for income taxes	(2,851)	(2,001)
Net income	$ 40,007	$ 32,879

Basic earnings per share:	$ 1.38	$ 1.09
Diluted earnings per share:	$ 1.32	$ 1.04

Shares used in computing earnings per share:
Basic	28,961	30,078
Diluted	30,336	31,561

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2018	2017
		* As Adjusted
Cash flows from operating activities:
Net income	$ 40,007	$ 32,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,967	7,731
Share-based compensation	21,854	16,510
Changes in operating assets and liabilities	(24,129)	(26,320)
Other, net	3,158	(2,023)
Net cash provided by operating activities	48,857	28,777

Cash flows from investing activities:
Purchases of property and equipment	(6,474)	(4,044)
Net activity from marketable securities	(2,201)	(1,935)
Net cash used in investing activities	(8,675)	(5,979)

Cash flows from financing activities:
Proceeds from revolving line of credit	103,000	79,000
Payments on revolving line of credit	(35,000)	(20,000)
Proceeds from issuances of common stock	7,550	693
Taxes paid related to net share settlement of equity awards	(42,987)	(38,867)
Repurchases of common stock	(82,700)	(55,263)
Other, net	-	(240)
Net cash used in financing activities	(50,137)	(34,677)

Effect of exchange rate changes on cash	(172)	474

Increase (decrease) in cash and cash equivalents	(10,127)	(11,405)
Cash and cash equivalents, beginning of year	90,023	105,618
Cash and cash equivalents, end of year	$ 79,896	$ 94,213

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2018	2017
		* As Adjusted
Applications revenues:
Transactional and maintenance	$ 97,165	$ 91,126
Professional services	31,462	35,374
License	19,032	13,674
Total Applications revenues	$ 147,659	$ 140,174

Scores revenues:
Transactional and maintenance	$ 84,821	$ 67,996
Professional services	701	297
License	161	138
Total Scores revenues	$ 85,683	$ 68,431

Decision Management Software revenues:
Transactional and maintenance	$ 12,207	$ 11,281
Professional services	8,645	7,457
License	8,062	5,018
Total Decision Management Software revenues	$ 28,914	$ 23,756

Total revenues:
Transactional and maintenance	$ 194,193	$ 170,403
Professional services	40,808	43,128
License	27,255	18,830
Total revenues	$ 262,256	$ 232,361

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2018	2017
		* As Adjusted

GAAP net income	$ 40,007	$ 32,879
Amortization of intangible assets	1,502	1,788
Stock-based compensation expense	21,854	16,510
Income tax adjustments	(6,219)	(4,703)
Excess tax benefit	(13,233)	(11,511)
Tax Cuts and Jobs Act	-	3,836
Non-GAAP net income	$ 43,911	$ 38,799

GAAP diluted earnings per share	$ 1.32	$ 1.04
Amortization of intangible assets	0.05	0.06
Stock-based compensation expense	0.72	0.52
Income tax adjustments	(0.20)	(0.15)
Excess tax benefit	(0.44)	(0.36)
Tax Cuts and Jobs Act	-	0.12
Non-GAAP diluted earnings per share	$ 1.45	$ 1.23

Free cash flow
Net cash provided by operating activities	$ 48,857	$ 28,777
Capital expenditures	(6,474)	(4,044)
Free cash flow	$ 42,383	$ 24,733

Note: The numbers may not sum to total due to rounding.

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2019 Guidance

GAAP net income	$ 168
Amortization of intangible assets	6
Stock-based compensation expense	85
Income tax adjustments	(25)
Excess tax benefit	(25)
Non-GAAP net income	$ 209

GAAP diluted earnings per share	$ 5.53
Amortization of intangible assets	0.20
Stock-based compensation expense	2.79
Income tax adjustments	(0.81)
Excess tax benefit	(0.82)
Non-GAAP diluted earnings per share	$ 6.88

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com, or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com